UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------

       Date of Report (Date of earliest event reported): February 23, 2005

                          PEOPLES BANCORPORATION, INC.

Incorporated under the   Commission File No. 000-20616        I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0951843

                              1818 East Main Street

                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

         As of February 23, 2005, Registrant entered into Noncompetition, Severance and Employment Agreements with each of R. Riggie Ridgeway, its President and Chief Executive Officer, William B. West, its Executive Vice President, David C. King, President of its subsidiary, Bank of Anderson, National Association, and C. Kyle Thomas, President of its subsidiary, Seneca National Bank. All of such persons, except Mr. Thomas, are also directors of the Registrant. These agreements are each for rolling three year terms, and replace Noncompetition, Severance and Employment Agreements previously entered into with such persons. Mr. Ridgeway's agreement provides for a base salary of $275,000.00 per year, Mr. West's agreement provides for a base salary of $165,000.00 per year, Mr. King's agreement provides for a base salary of $153,000.00 per year, and Mr. Thomas' agreement provides for a base salary of $135,000.00 per year. All four agreements also provide for payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board of Directors, an automobile, country club dues, and any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. Other terms of the agreements include terms dealing with termination and the rights of the executives to payments following termination under certain circumstances, noncompetition and related agreements, as well as other provisions frequently found in executive employment agreements.
















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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   PEOPLES BANCORPORATION, INC.
                                   (Registrant)



Date: February 23, 2005            By: /s/William B. West
                                   ---------------------------------------------
                                   William B. West
                                   Executive Vice President


































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